Exhibit 107

Calculation of Filing Fee Table

Form S-8 (Form Type)

Spruce Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	2020 Equity Incentive Plan Common Stock, $0.0001 par value per share	Other(3)	1,174,594(4)	$1.96(3)	$2,302,204.24	.0000927	$213.41
Equity	2020 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other(5)	234,918(6)	$1.67(5)	$392,313.06	.0000927	$36.37
Equity	Non-Plan Inducement Awards Common Stock, $0.0001 par value per share	Other(7)	1,000,000(8)	$4.59(7)	$4,590,000.00	.0000927	$425.49
Total Offering Amounts					$7,284,517.30		$675.27
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$675.27

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of Spruce Biosciences, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) and the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	The Registrant does not have any fee offsets.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on Nasdaq Global Select Market on March 7, 2022.

(4)

Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2020 Plan on January 1, 2022 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of the Registrant’s Common Stock.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on Nasdaq Global Select Market on March 7, 2022, multiplied by 85%.

(6)

Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2020 ESPP on January 1, 2022 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2020 ESPP will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 441,280 shares of Common Stock and (iii) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the applicable January 1st.

(7)

Pursuant to Rule 457(h) of the Securities Act, the offering price per share and the aggregate offering price are based upon $4.59 per share, which is the exercise price of the stock options granted by the Registrant to its Chief Executive Officer as a material inducement to his acceptance of employment with the Registrant in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.

(8)

Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted outside the 2020 Plan but pursuant to the terms of the 2020 Plan as if such stock options were granted under the 2020 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

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